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                                                                 EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion of this Amendment No. 1 to Form 8-K of our report dated March 18, 1996, on our audit of the combined statement of revenues and certain expenses of certain Bellemead and Century properties acquired for the year ended December 31, 1995.

/s/ Ernst & Young LLP
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Ernst & Young LLP

New York, New York
March 25, 1996